                                                                   Exhibit 16(b)


EXHIBIT 16(d) FOR THE BENCHMARK FUNDS U.S. GOVERNMENT SECURITIES PORTFOLIO

AVERAGE ANNUAL TOTAL RETURN - April 5, 1993 (Inception) to August 31, 1993

                          AVERAGE ANNUAL TOTAL RETURN
                          ---------------------------

                     Formula:                       T = (ERV/P) 1/n - 1

                     Where:

             P = a hypothetical initial payment of $1,000 made on April 5, 1993, the date of the commencement of the fund

             T =     Average annual total return

             n =     Number of years

           ERV = Ending Redeemable Value of a hypothetical $1,000 payment made at the beginning of the period

         For the period ending August 31, 1993 these variables were as follows for the U.S. Government Securities Portfolio:

    P =  $1,000.00

         149 Days
    n =                        =      0.408219
         ---------
         365 Days

  ERV =  $1,027.40

AVERAGE ANNUAL TOTAL RETURN  =            6.85%
                                      ========

AGGREGATE TOTAL RETURN - April 5, 1993 (Inception) to August 31, 1993

                            AGGREGATE TOTAL RETURN
                            ----------------------

                     Formula:                       T = (ERV/P) - 1

                     Where:

             P = a hypothetical initial payment of $1,000 made on April 5, 1993, the date of the commencement of the fund

             T =     Aggregate total return

           ERV = Ending Redeemable Value of a hypothetical $1,000 payment made at the beginning of the period

         For the period ending August 31, 1993 these variables were as follows for the U.S. Government Securities Portfolio:

    P =  $1,000.00

  ERV =  $1,027.40

AGGREGATE TOTAL RETURN  =      2.74%
                               =====

EXHIBIT 16(d) FOR THE BENCHMARK FUNDS U.S. GOVERNMENT SECURITIES PORTFOLIO
--------------------------------------------------------------------------

AVERAGE ANNUAL TOTAL RETURN (Assuming no fee waivers) - April 5, 1993
---------------------------------------------------------------------
(Inception) to August 31, 1993
------------------------------

                          AVERAGE ANNUAL TOTAL RETURN
                          ---------------------------
                     Formula:                       T = (ERV/P) 1/n - 1

                     Where:

             P =     a hypothetical initial payment of $1,000 made on April
                     5, 1993, the date of the commencement of the fund

             T =     Average annual total return

             n =     Number of years

           ERV = Ending Redeemable Value of a hypothetical $1,000 payment made at the beginning of the period

         For the period ending August 31, 1993 these variables would have been as follows for the U.S. Government Securities Portfolio:


    P =  $1,000.00

         149 Days
    n =  _________             =      0.408219

         365 Days


  ERV =  $1,025.80

 AVERAGE ANNUAL TOTAL RETURN  =          6.45%
                                         =====

AGGREGATE TOTAL RETURN - (Assuming no fee waivers) - April 5, 1993 (Inception)
------------------------------------------------------------------------------
to August 31, 1993
------------------


                            AGGREGATE TOTAL RETURN
                     Formula:                       T = (ERV/P) - 1

                     Where:

             P =     a hypothetical initial payment of $1,000 made on April
                     5, 1993, the date of the commencement of the fund

             T =     Aggregate total return

           ERV = Ending Redeemable Value of a hypothetical $1,000 payment made at the beginning of the period

         For the period ending August 31, 1993 these variables would have been as follows for the U.S. Government Securities Portfolio:


    P =  $1,000.00

  ERV =  $1,025.80

 AGRREGATE TOTAL RETURN  =      2.58%
                                =====

  EXHIBIT 16(d) FOR THE BENCHMARK FUNDS U.S. GOVERNMENT SECURITIES PORTFOLIO
  --------------------------------------------------------------------------

SEC 30-DAY YIELD - Period ending August 31, 1993
------------------------------------------------



     Formula used in calculating SEC 30-day yield for the U.S. Treasury Index
     Portfolio:

     YIELD = 2* [((a - b)/(c * d) + 1)6 - 1]


     Where:

          a = dividends and interest earned during the period
          b = expenses accrued for the period (net of reimbursements)
          c = the average daily number of units outstanding during August 2-31,
              1993
          d = the maximum offering price per unit on August 31, 1993

  For the 30-day period ending August 31, 1993, these variables were as follows for the U.S. Goverment Securities Portfolio:


                         a =      121,695.55
                         b =        9,380.69
                         c =    1,571,943.00
                         d =           20.22

                         Thus, the 30-Day Yield computed to           4.28%
                                                                    ======

SEC 30-DAY YIELD (Assuming no fee waivers) - Period ending August 31, 1993
--------------------------------------------------------------------------


     Formula used in calculating SEC 30-day yield for the U.S. Government
     Securities Portfolio:


     YIELD = 2* [((a - b)/(c * d) + 1) 6 - 1]


     Where:

          a = dividends and interest earned during the period
          b = expenses accrued for the period
          C = the average daily number of units outstanding during August 2-31,
              1993
          d = the maximum offering price per unit on August 31, 1993

     For the 30-day period ending August 31, 1993, these variables were as follows for the U.S. Treasury Index Portfolio:

                         a =      121,695.55
                         b =       32,682.00
                         c =    1,571,943.00
                         d =           20.22

                         Thus, the 30-Day Yield computed to           3.38%
                                                                     ======